                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                                (AMENDMENT NO. )


Filed by the Registrant             [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                  ZYMETX, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                  ZYMETX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 11, 1998

To the Stockholders of ZymeTx, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ZymeTx, Inc., a Delaware corporation (the "Company"), will be held in the Wileman Learning Center/Lytle Foyer, at the Oklahoma Medical Research Foundation, 825 N.E. 13th Street, Oklahoma City, Oklahoma, on Wednesday, November 11, 1998, at 9:00 a.m., Central Standard Time, for the following purposes:

          (1) To elect two (2) persons to serve as Class I directors of the Company;

          (2) To approve an increase in shares of common stock, $.001 par value (the "Common Stock"), subject to the ZymeTx, Inc. Stock Option Plan and the ZymeTx, Inc. Directors Stock Option Plan (collectively, the "Stock Option Plans") from 618,750 shares to 1,000,000 shares under both Stock Option Plans collectively;

          (3) To approve a proposal to adopt the ZymeTx, Inc. Employee Stock Purchase Plan, a stock purchase plan totaling 50,000 shares that will make Common Stock available to employees for purchase at a discount from market value (the "Employee Stock Purchase Plan");

          (4) To approve and ratify the selection of Ernst & Young LLP as independent auditors; and

          (5) To consider and act upon any other matters which may properly come before the Meeting or adjournments thereof.

     The Board of Directors has fixed the close of business on October 1, 1998 as the record date for the determination of the holders of Common Stock entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            /s/ G. Carl Gibson

                                            G. Carl Gibson, Secretary

Oklahoma City, Oklahoma
October 13, 1998

                                  ZYMETX, INC.

                        800 RESEARCH PARKWAY, SUITE 100
                         OKLAHOMA CITY, OKLAHOMA 73104

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 11, 1998

     This Proxy Statement is furnished to stockholders of ZymeTx, Inc., a Delaware corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board"), of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Wileman Learning Center/Lytle Foyer at the Oklahoma Medical Research Foundation ("OMRF"), 825 N.E. 13th Street, Oklahoma City, Oklahoma, on Wednesday, November 11, 1998, at 9:00 a.m., Central Standard Time, or at any adjournment thereof. The persons named as proxy in the enclosed form were selected by the Board of Directors of the Company.

     This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about October 13, 1998.

                                    GENERAL

OUTSTANDING SHARES AND VOTING RIGHTS; VOTING PROCEDURES

     At October 1, 1998, the Company had outstanding one class of capital stock, common stock, $.001 par value ("Common Stock"). As of such date there were 6,655,380 shares of Common Stock issued and outstanding.

     Any person signing and mailing the enclosed proxy may vote in person if in attendance at the Meeting. Proxies may be revoked at any time before they are voted by notifying the Secretary of such revocation, in writing, at the Meeting, or by submitting a later dated proxy. Stockholders are encouraged to vote on the matters to come before the Meeting by marking their preferences on the enclosed proxy and by dating, signing, and returning the proxy in the enclosed envelope. If a preference is not indicated on a proxy, the proxy will be voted (i) "FOR" the nominees to serve as Class I Directors of the Company; (ii) "FOR" a proposal to approve an increase in the shares of Common Stock subject to the Company's stock option plans; (iii) "FOR" a proposal to approve the Company's Employee Stock Purchase Plan; and (iv) "FOR" the ratification and selection of Ernst & Young LLP as independent auditors.

     It is not anticipated that matters other than those described above and in the Notice of Annual Meeting, to which this Proxy Statement is appended, will be brought before the Meeting for action, but if any other matters properly come before the Meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holder.

     With respect to the tabulation of votes on any matter, abstentions are treated as present or represented and entitled to vote at the Meeting, while non-votes are treated as not being present or represented and not entitled to vote at the Meeting.

     Quorum. The presence, in person or by proxy, of the holders of at least a majority of the votes which may be cast by the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

RECORD DATE

     The close of business on October 1, 1998 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters at the Meeting. Stockholders have no cumulative voting rights.

EXPENSES OF SOLICITATION AND REIMBURSEMENT OF NOMINEES

     The expenses of this solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. Solicitations will be made only by the use of the mails, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, facsimile transmission or personal calls. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's Common Stock, held of record by such persons, and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS

     In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than June 15, 1999.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of October 1, 1998, by (i) each person known by the Company to own beneficially more than 5% of any class of voting securities of the Company; (ii) by each Director; and (iii) all of the Directors and executive officers of the Company as a group.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY     PERCENT OF
NAME AND ADDRESS                                                  OWNED(1)        CLASS(1)
----------------                                              ----------------   ----------
Kevin Kimberlin(2)..........................................      610,248           8.8%
c/o Spencer Trask Securities Incorporated
535 Madison Avenue
New York, New York 10022
OMRF(3).....................................................      321,291           4.8%
825 N.E. 15th Street
Oklahoma City, Oklahoma 73105
US Ventech, Inc.............................................      456,250           6.9%
c/o Friedli Corporate Finance
AG Freigustrasse 5
Zurich, Switzerland 8002
Peter G. Livingston(4)......................................       97,500           1.4%
William I. Bergman(4).......................................        8,334             *
William A. Hagstrom(4)......................................       25,000             *
David L. Rainbolt(5)........................................        7,813             *
Gilbert M. Schiff, M.D.(4)..................................       16,668             *
J. Vernon Knight, M.D.(4)...................................        8,334             *
William G. Thurman, M.D.(6).................................        6,250             *
All Directors and Executive Officers as a Group (11               204,298           3.0%
  persons)(7)...............................................

---------------

 *  Represents less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all of the securities shown as beneficially owned by them, except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable on or before November 30, 1998 ("Currently Exercisable Options") are deemed outstanding for purposes of computing the percentage for such person but are not deemed outstanding in computing the percentage of any other person.

(2) The shares beneficially owned by Mr. Kimberlin include shares held by Oshkim Limited Partners, L.P. ("Oshkim"), and 257,748 shares of Common Stock subject to warrants held by Oshkim, Spencer Trask Holdings, Inc. and Kimberlin Family Partners, L.P.

(3) Includes 27,542 shares of Common Stock subject to warrants held by OMRF.

(4) Represents shares subject to Currently Exercisable Options.

(5) Includes shares beneficially owned by Trend Venture Corp.

(6) Beneficially owned by the William G. and Gabrielle Thurman Living Trust (12/96).

(7) Includes 180,836 shares subject to Currently Exercisable Options.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Board of Directors proposes the election of two Class I directors. The Class I nominees, if elected, will hold office for a term of three years and until the stockholders elect their qualified successors. If any of the nominees become unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

     The Certificate of Incorporation and Bylaws of the Company provide for the division of the Board of Directors into three classes, each class consisting (as nearly as possible) of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors being elected for a term of three years and until the stockholders elect their qualified successors. The Company's bylaws provide that the Board of Directors by resolution from time to time may fix the number of directors that shall constitute the whole Board of Directors. The Board of Directors currently has set the number of directors at seven.

NOMINEES

     The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire (if elected) for each nominee for election as a director at the Meeting.

                                                                                IF ELECTED,
NAME                                                  CLASS   FIRST ELECTED   TERM WILL EXPIRE   AGE
----                                                  -----   -------------   ----------------   ---
Christopher M. Salyer...............................    I           --              2001         46
Gilbert M. Schiff, M.D..............................    I         1994              2001         67

     Christopher M. Salyer, a nominee for Class I director, has served since 1998 as Chairman and Chief Executive Officer of Southwest Medical Holdings, Inc., a medical reference laboratory company. Since 1994, he served as the Chairman of Accounting Principals, Inc., a company specializing in the placement of accounting personnel. From 1984 through 1994, Mr. Salyer served as the Chairman and Chief Executive Officer of National Check Cashers Corporation, a retail financial services company. Mr. Salyer serves as a director of CD Warehouse, Inc., a publicly-held retailer of recorded music, and is a certified public accountant.

     Gilbert M. Schiff, M.D., a nominee for Class I director, has served as a director of the Company since 1994. From 1974 to 1995 he served as President of the Gamble Institute of Medical Research in Cincinnati, Ohio, and from 1974 to 1992 he was Director of the Division of Clinical Research at that institution. The

Gamble Institute merged with the Children's Hospital Research Foundation in October 1995 and became the Gamble Program for Clinical Studies, with Dr. Schiff as the Director.

OTHER DIRECTORS

     The following table sets forth the name, principal occupation, year in which the individual first became a director, and the year in which the director's term will expire:

                                                             FIRST BECAME    TERM
                           NAME                               A DIRECTOR    EXPIRES   AGE
                           ----                              ------------   -------   ---
Peter G. Livingston(1).....................................      1994        1999     44
William I. Bergman(2)......................................      1996        2000     67
J. Vernon Knight, M.D.(3)..................................      1996        1999     81
David E. Rainbolt(4).......................................      1996        2000     42
William G. Thurman, M.D.(5)................................      1997        1999     70

---------------

(1) Peter G. Livingston, has served as President and a director of the Company since 1994. From 1993 until 1994, he was employed by OMRF for the purpose of organizing the Company and continuing the development of the Company's technology. From 1990 to September 1993, he served as President of Symex Corp. ("Symex"). From 1988 to 1990, Mr. Livingston was President of Eagle Technologies Company, Inc., which designed and manufactured precision plastic medical/laboratory components. From 1986 to 1988, he was Director of Marketing for Biotechnology for Phillips Petroleum Company, where he oversaw Phillips' major investments in biotechnology. Prior to 1986 he was Director of New Products for McNeil Pharmaceuticals, a division of Johnson & Johnson.

(2) William I. Bergman has served as President of the Council on Family Health since 1990. Mr. Bergman served in various positions with Richardson-Vicks, Inc., a health and personal care products company, until he retired in 1990. From 1985 to 1990 he served as President of Richardson-Vicks USA and, contemporaneously therewith, from 1988 to 1990 as Vice President of its parent, the Proctor & Gamble Company.

(3) J. Vernon Knight, M.D. has held a variety of positions at Baylor College of Medicine, including Professor and Chairman of the Department of Microbiology and Immunology, Director of the Center for Biotechnology, and Professor and Acting Chairman of the Department of Molecular Physiology and Biophysics, and as Clinical Director of the National Institute of Allergy and Infectious Disease at the National Institutes of Health from 1959 until 1966.

(4) David E. Rainbolt has been a director of BancFirst Corporation ("BancFirst") since July 1984, serving as President and Chief Executive Officer of BancFirst since January 1992 and as Executive Vice President and Chief Financial Officer from July 1984 to December 1991. Mr. Rainbolt was President of Trencor, Inc. from January 1982 to January 1984. Mr. Rainbolt is the designee of OMRF to the Company's Board of Directors.

(5) William G. Thurman, M.D., served as President of OMRF from 1975 to 1997. From 1975 to 1978 he also served as Provost of the University of Oklahoma Health Sciences Center.

     All executive officers are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee.

     Audit Committee. The Audit Committee's functions include: (i) reviewing and recommending to the Board of Directors (subject to stockholder approval) the independent auditors selected to audit the Company's financial statements, including the review and approval of the fees charged for all services by the independent auditors; (ii) reviewing the scope of the annual audit plan; (iii) reviewing the audited financial statements of the Company; (iv) reviewing the management letter comments from the Company's independent auditors, including management's responses and plans of action; (v) reviewing the proposed annual audit plan and objectives, quarterly reports of audit activity, and adequacy of staff; (vi) reviewing from time to time the Company's general policies and procedures with respect to auditing, accounting and the application of resources; (vii) reviewing any other matters and making special inquiries and investigations referred to it by the Board of Directors; and (viii) making other recommendations to the Board of Directors as the committee may deem appropriate. The members of the Audit Committee are Mr. Rainbolt and Mr. Hagstrom, whose terms will expire at the Meeting. Mr. Gibson, Controller and Treasurer of the Company, serves as a non-voting, ex-officio member of the Audit Committee. The Audit Committee met four times during fiscal 1998.

     Compensation Committee. The Compensation Committee's functions include: (i) determining base salaries, annual incentive bonus awards and other compensation awards to the executive officers of the Company; and (ii) administering the Company's Stock Option Plan and Directors Plan. The members of the Compensation Committee are Mr. Bergman and Mr. Hagstrom, whose terms will expire at the Meeting. The Compensation Committee met three times in fiscal 1998.

     Finance Committee. The Finance Committee's functions include, generally, to evaluate and make recommendations to the Board concerning the Company's financing activities. The members of the Finance Committee are Mr. Rainbolt and Mr. Hagstrom, whose terms will expire at the Meeting. The Finance Committee met five times in fiscal 1998.

     Nominating Committee. In June 1998 the Company established a Nominating Committee of the Board of Directors. The Nominating Committee's function is to make recommendations to the Board of Directors concerning all facets of the director selection process. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information specified in the Company's Bylaws, including the candidate's name, biographical data and qualifications. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company not less than 40 days prior to the stockholders' meeting. The members of the Nominating Committee are Dr. Thurman and Mr. Rainbolt.

     Scientific Advisory Board. The Company also has a Scientific Advisory Board, which provides the Company with consultation in connection with the Company's research activities, and a Clinical Advisory Board, which offers advice regarding the usefulness of the Company's products to practicing physicians.

AGREEMENTS WITH OFFICERS

     Effective July 1, 1997, the Company entered into an Executive Services Agreement with Peter G. Livingston, providing for an annual salary of $145,000, and an annual bonus of up to 50% of his annual salary, if and to the extent awarded. The Executive Services Agreement may be terminated by either party at any time upon 30 days notice; however, if Mr. Livingston is terminated without cause he will be entitled to: (i) continuation of his salary and benefits for 12 months; (ii) a cash payment equal to 50% of the previous bonus paid to him; and
(iii) vesting of any stock options which were unvested but would vest within the 12 months following such notice of termination.

     The Company's Noncompetition Agreement with Craig D. Shimasaki, Ph.D. provides that if the Company terminates the employment of Dr. Shimasaki without cause, the Company shall pay Dr. Shimasaki compensation equal to his annual salary at the time of his termination.

MEETINGS OF THE BOARD OF DIRECTORS.

     The Board of Directors held four meetings during fiscal 1998. Each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served.

EXECUTIVE COMPENSATION AND OTHER MATTERS

     SUMMARY COMPENSATION TABLE. The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended June 30, 1996, 1997 and 1998 of Mr. Livingston, the Company's President and Chief Operating Officer, and for the other three most highly compensated executive officers of the Company for the fiscal year ended June 30, 1998:

                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                                           ANNUAL COMPENSATION            AWARDS
                                                                       ----------------------------    ------------
                                                                                                        SECURITIES
                                                                                     OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)    OPTIONS (#)
---------------------------                        ----   ----------   ---------   ----------------    ------------
Peter G. Livingston..............................  1998    $146,260     $18,125             --            33,669
President and Chief Executive Officer              1997     120,000      25,000        $48,000(1)             --
                                                   1996     108,000          --             --           195,000
Craig D. Shimasaki, Ph.D. .......................  1998      99,167       5,200             --            13,553
Vice President of Research                         1997            (2)       --             --                --
                                                   1996            (2)       --             --            50,000
Charles E. Seeney................................  1998      99,167       6,000             --             7,465
Vice President of Operations and                   1997       7,500          --             --            20,000
Strategic Development
Gary W. Pedersen.................................  1998     105,000       4,200             --             3,350
Vice President of Marketing and Sales              1997      13,979          --             --            20,000

---------------

(1) Compensation unpaid in prior years, payment of which was contingent upon meeting certain performance criteria, which were accomplished in 1997.

(2) OMRF, through an administrative service agreement, leased employees to the Company on a marginal cost basis.

     STOCK OPTIONS. The following table sets forth information concerning the grant of stock options to the named executive officers during fiscal 1998.

                                                              NUMBER OF      % OF TOTAL
                                                              SECURITIES      OPTIONS
                                                              UNDERLYING     GRANTED TO     EXERCISE OR
                                                               OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION
                                                              GRANTED(1)   FISCAL YEAR(2)   ($/SH.)(3)       DATE
                                                              ----------   --------------   -----------   ----------
Peter G. Livingston.........................................    33,669         31.82%          4.94        8/18/08
Craig D. Shimasaki, Ph.D. ..................................    13,553         12.81%          4.94        8/18/08
Charles E. Seeney...........................................     7,465          7.05%          4.94        8/18/08
Gary W. Pedersen............................................     3,350          3.17%          4.94        8/18/08

---------------

(1) These options vest annually at a rate of 25% per year over a four-year period commencing on the date of grant.

(2) The Company granted to employees options to acquire 105,824 shares of the Company's Common Stock in 1998.

(3) The exercise price of each option was equal to 100% of the fair market value of the Common Stock on the date of grant, as determined by the Compensation Committee of the Board of Directors.

     OPTION EXERCISES AND YEAR END VALUE TABLE. The following table shows information concerning the number and estimated value of unexercised options held by the named executive officers at June 30, 1998.

                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING                     IN-THE-MONEY
                                                   UNEXERCISED OPTIONS AT FISCAL         OPTIONS AT FISCAL
                            SHARES       VALUE              YEAR-END(#)                    YEAR-END($)(1)
                         ACQUIRED ON    RECEIVED   ------------------------------   ----------------------------
NAME                     EXERCISE (#)     ($)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                     ------------   --------   ------------   ---------------   -----------   --------------
Peter G. Livingston...          --           --       97,500          97,500         $475,313        $475,313
Craig D. Shimasaki,
  Ph.D. ..............      15,000       80,717       10,000          25,000           48,750         121,875
Charles E. Seeney.....          --           --        5,000           5,000           21,875          65,625
Gary W. Pedersen......          --           --        5,000           5,000           19,375          58,125

---------------

(1) Calculated on the basis of the fair market value of the underlying securities at June 30, 1998 ($5.875) minus the exercise price.

COMPENSATION OF DIRECTORS

     The Company pays its outside directors an annual retainer of $4,000 each for their services as directors and outside directors have been granted options to purchase shares of the Company's Common Stock.

CHANGES IN CONTROL

     The Company knows of no arrangements (including any pledge by any person of securities of the Company), the operation of which would result at a subsequent date in a change in control of the Company.

CERTAIN TRANSACTIONS

     As described below, on December 22, 1995, the Company, OMRF, ZymeTx Purchase Partners ("ZPP") and Presbyterian Health Foundation ("Presbyterian") entered into a Recapitalization Letter of Intent (the "Recapitalization Letter of Intent"), which provided, in general, for financing of the Company's operations for five months and the transfer of technology and the provision of certain administrative and personnel support by OMRF to the Company.

     On January 16, 1996, pursuant to the terms of the Recapitalization Letter of Intent, OMRF, ZPP and Presbyterian (the "Bridge Lenders") and the Company entered into a Bridge Loan Agreement (the "Bridge Loan Agreement"), under which the Bridge Lenders made loans (the "Bridge Loans") to the Company of an aggregate principal amount of $350,500. OMRF, ZPP and Presbyterian made Bridge Loans in the principal amounts of $87,500, $175,500 and $87,500, respectively. The Bridge Loans were evidenced by promissory notes (the "Bridge Notes"), which bore interest at 8% per annum. On July 29, 1996, the Company repaid all outstanding Bridge Notes, except for Bridge Notes aggregating $87,500 held by Presbyterian, which were ultimately canceled and converted into 27,344 shares of Common Stock.

     As additional consideration for the Bridge Loans, the Company issued to the Bridge Lenders the Bridge Warrants, each of which entitles the holder thereof to purchase one share of Common Stock for $3.20. OMRF, ZPP and Presbyterian were issued Bridge Warrants entitling them to purchase 21,875 shares, 43,875 shares and 21,875 shares of Common Stock, respectively. The Bridge Warrants will expire on March 1, 2004.

     Pursuant to the terms of the Recapitalization Letter of Intent, ZPP purchased 750,000 shares of Common Stock at a purchase price of $.004 per share. The Recapitalization Letter of Intent also set out the terms of the OMRF License and the Company's financial obligations thereunder, as well as OMRF's commitment to purchase securities in the Company's 1996 private placement of securities (the "1996 Private Placement") equivalent to 101,562 shares of Common Stock at $3.20 per share.

     In connection with the Recapitalization Letter of Intent, the Company and Spencer Trask entered into a Placement Agency Agreement dated May 22, 1996 (the "1996 Placement Agency Agreement"), relating to the 1996 Private Placement, pursuant to which the Company sold Series A Preferred at a Common Stock equivalent price of $3.20 per share. Kevin Kimberlin, a holder of more than 5% of the outstanding Common Stock, is an affiliate of Spencer Trask. As a consequence of the closing of the 1996 Private Placement, the Company paid agent's fees and expenses of $565,290 to Spencer Trask, which is equal to 10% of subscriptions from non-affiliates from the 1996 Private Placement, and a non-accountable expense allowance equal to 2% of such subscriptions. In addition, the Company issued to Spencer Trask warrants ("1996 Placement Agent Warrants") to purchase 236,930 shares of Common Stock, which was equal to 15% of the number of shares of Common Stock issuable upon conversion of the securities sold by Spencer Trask in the 1996 Private Placement. The exercise price of the 1996 Placement Agent's Warrants is $3.20 per share. The 1996 Placement Agent's Warrants will be exercisable until July 2, 2004.

     The Company granted Spencer Trask a right of first refusal for five years from July 29, 1996 to purchase for its own account or to act as underwriter or agent for any proposed public or private offering of the Company's securities by the Company or any officer, director or holder of 5% or more of the Company's Common Stock outstanding immediately preceding July 29, 1996. Such right entitles Spencer Trask to purchase or sell such securities on terms no less favorable than the Company or its principal stockholders can obtain elsewhere.

     The Recapitalization Letter of Intent also provided for employment of the Company's staff by OMRF. Accordingly, on July 24, 1996, the Company and OMRF entered into an Employee Services Agreement. In addition, the Recapitalization Letter of Intent provided that the Company will have access to OMRF's computer network for computer operations and to OMRF's laboratories on an "at cost" basis as needed.

     Since the closing of the 1996 Private Placement, the shares of Common Stock and Bridge Warrants held by ZPP were distributed to the partners of ZPP, consisting of Kimberlin Family Partners, L.P. and ML Oklahoma Venture Partners, Limited Partnership ("MLOK"). Kimberlin Family Partners, L.P. and an affiliated partnership received 450,000 shares of Common Stock in such distribution and all 43,875 Bridge Warrants. MLOK received 300,000 shares of Common Stock in such distribution. Mr. Kimberlin is also an affiliate of Kimberlin Family Partners, L.P.

     On July 2, 1997, the Company and Spencer Trask entered into a Series C Placement Agency Agreement (the "1997 Placement Agency Agreement") relating to the 1997 Private Placement, pursuant to which the Company sold securities at a Common Stock equivalent price of $4.00 per share. As a consequence of the closing of the 1997 Private Placement, the Company paid agent's fees and expenses of approximately $690,000 to Spencer Trask, which is equal to 10% of the sales proceeds from the 1997 Private Placement, and a non-accountable expense allowance equal to 2% of such sales proceeds. In addition, the Company issued to Spencer Trask warrants (the "1997 Placement Agent Warrants") to purchase 215,625 shares of Common Stock, which was equal to 15% of the number of shares of Common Stock issuable upon conversion of the securities sold by Spencer Trask in the 1997 Private Placement. The exercise price of the 1997 Placement Agent's Warrants is $4.00 per share. The 1997 Placement Agent's Warrants are exercisable until July 2, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During fiscal 1998, Charles E. Seeney, Vice President for Operations and Strategic Development of the Company, Craig D. Shimasaki, Ph.D., Vice President, Research, of the Company and Gary W. Pedersen, Vice President of Marketing and Sales of the Company, each filed one late Form 4. No other report required by
Section 16(a) of the Exchange Act was filed late by any officer, director or beneficial owner of more than 10% of the Common Stock, nor has there been any other known failure to file a required form.

                                  PROPOSAL TWO

                                 AMENDMENTS TO
                               STOCK OPTION PLANS

GENERAL

     Adoption of Amendment. On August 18, 1998, the Board of Directors approved an amendment to the ZymeTx, Inc. Stock Option Plan (the "Employee Plan") and an amendment to the ZymeTx, Inc. Directors Stock Option Plan (the "Directors Plan"), to increase the number of shares of Common Stock reserved for issuance pursuant to the Stock Option Plan and the Directors Plan (collectively, such plans are referred to herein as the "Stock Option Plans") by 381,250 shares of Common Stock to a total of 1,000,000 shares of Common Stock of the Company, subject to the approval of the Company's stockholders at its next annual meeting of stockholders. When it originally adopted the Stock Option Plan, the Company reserved 618,750 shares of Common Stock for issuance pursuant to stock options granted under the Stock Option Plans. As of October 1, 1998, the Company had 618,324 options outstanding and 426 remaining options available for issuance pursuant to the Stock Option Plans.

     Purpose of Amendment. The stockholders of the Company approved the Stock Option Plans as a key element of the Company's executive compensation program because stock-based incentive compensation ties executive compensation directly to the performance of the Company's Common Stock. The Stock Option Plans enable the Company to attract and retain the services of its eligible employees and directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by increasing their personal stake in the Company. In order that the plan may continue to serve its intended purposes, the proposed amendments would increase the number of shares of Common Stock available for issuance under the Stock Option Plans. Because the Board of Directors views the continued operation of the Stock Option Plans to be in the best interests of the Company, the Board of Directors is requesting that the stockholders approve and ratify the amendments of the Stock Option Plans.

AMENDMENTS

     Employee Plan. The text of the amendments to the Employee Plan as approved by the Compensation Committee and the Board of Directors on August 18, 1998, appears as follows:

          6. Stock Subject to the Plan. Subject to adjustment as provided in
     Section 13 hereof, Options may be granted pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed One Million (1,000,000) Shares, less, at the time of such grant, the sum of: (i) any Shares subject to outstanding options under the "ZymeTx, Inc. Directors Stock Option Plan" (the "Directors Plan") and (ii) any Shares previously issued upon the exercise of options granted under the Directors Plan.

     Directors Plan. The text of the amendments to the Directors Plan as approved by the Compensation Committee and the Board of Directors on August 18, 1998, appears as follows:

          6. Stock Subject to the Plan. Subject to adjustment as provided in
     Section 12 hereof, Options may be granted pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed One Million (1,000,000) Shares, less, at the time of such grant, the sum of: (i) any Shares subject to outstanding options under the "ZymeTx, Inc. Stock Option Plan" (the "Stock Option Plan") and (ii) any Shares previously issued upon the exercise of options granted under the Stock Option Plan.

ADMINISTRATION

     A committee consisting of not less than two directors of the Company appointed by the Board of Directors administers the Stock Option Plans, and the Board of Directors has appointed the Compensation Committee to do so. The Compensation Committee appointed by the Board comprises Mr. Bergman and Mr. Hagstrom, whose term will expire at the Meeting. The Committee will have sole and final authority to interpret the provisions of the Stock Option Plans and the terms of any option issued under them and to promulgate and interpret the rules and regulations relating to the Stock Option Plans and options which it deems necessary or desirable. Members of the Compensation Committee do not receive any additional compensation for their services in connection with their administration of the Stock Option Plans.

ELIGIBILITY AND PARTICIPATION

     The Stock Option Plans provide for the granting of options to employees and directors of the Company who, in the opinion of the Stock Option Committee, have a capacity for contributing in a substantial measure to the success of the Company. Employees who own more than 10% of the issued and outstanding shares of Common Stock are ineligible to receive incentive stock options. As of June 30, 1998, there were approximately 14 employees and 6 directors eligible to participate in the Stock Option Plans.

TERMS AND CONDITIONS OF OPTIONS

     An option agreement in the form adopted by the Compensation Committee evidences each option granted under the Stock Option Plans and sets forth the terms and conditions governing the option, including the number of shares of Common Stock to which it relates, the price at which the participant may purchase the underlying shares of Common Stock, when the participant may exercise the option, and when the option expires. The Company does not receive any consideration for the granting of options, other than the satisfaction of eligibility requirements for participation in the plans and vesting requirements for the exercise of options granted thereunder.

     NUMBER OF SHARES. The Compensation Committee determines the number of shares covered by each option granted under the Stock Option Plans.

     EXERCISE OF OPTIONS. Participants in either Stock Option Plan may exercise an option by delivery to the Company of a written notice signed by the participant, which specifies the number of shares of Common Stock as to which the participant is exercising the option and the date of the proposed exercise. A participant may pay for the shares of Common Stock being purchased in cash (by certified check or bank cashier's check), in shares of Common Stock owned by the participant and valued at their fair market value on the date of exercise, or in a combination of cash and shares of Common Stock.

     Participants may not exercise any options unless the Company has registered the shares of Common Stock underlying the options under the 1933 Act, and any applicable state securities laws or unless, in the opinion of counsel to the Company, the exercise qualifies for an exemption from registration. Prior to a change in control of the Company, as defined under "Vesting and Termination of Options" below, the Company will not have any obligation to register the shares of Common Stock underlying the options or to comply with an appropriate exemption from registration in order to permit the exercise of an option. If the Company chooses to comply with an exemption from registration, the shares of Common Stock issued under the Stock Option Plans, at the direction of the Compensation Committee, may bear an appropriate restrictive legend. In the event of a change in control of the Company, as defined below, the Company will have the obligation to register the shares of Common Stock underlying the options or to comply with an appropriate exemption from registration.

     The holders of options under the Stock Option Plans will not have any rights with respect to the shares of Common Stock underlying the option until exercised in the manner provided by the Stock Option Plans and the Company actually issues the shares of Common Stock to the participants. Accordingly, the Company will not make any adjustment for dividends or other rights for which the record date precedes the date of issuance of shares of Common Stock under the option. However, the Company will adjust the number of shares of Common Stock underlying an option under certain other circumstances. See "Adjustments Upon Changes in Capitalization" below.

     EXERCISE PRICE OF OPTIONS. The exercise price of the options under the Stock Option Plans equals the fair market value of the Company's Common Stock on the date of the grant of the options. "Fair market value" is the average of the high and low sales price for the Company's Common Stock for a given day reported on the Nasdaq National Market. On October 1, 1998, the average of the high and low sales price for the Company's Common Stock was $4.00 per share.

     VESTING AND TERMINATION OF THE OPTIONS. Options granted under the Stock Option Plans are subject to vesting as determined by the Compensation Committee. The options granted under the Stock Option Plans become fully exercisable upon the holder's retirement, disability or death and upon a change in control of the Company. A change in control of the Company takes place for the purposes of the Stock Option Plans if any one or more of the following events occur:

          (1) Any person acquires direct or indirect beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities.

          (2) Any person acquires direct or indirect beneficial ownership of 10% or more of the combined voting power of the Company's then outstanding securities and, during the two-year period beginning at that time, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

          (3) The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, and during the period beginning six months before the approval and ending two years after the approval, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

          (4) During any two-year period, persons who at the date on which the period begins made up a majority of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

     An option granted under either of the Stock Option Plans will expire ten years after the date of its grant, unless terminated earlier as described above.

     NON-TRANSFERABILITY OF THE OPTIONS. The holder of an option granted under the Stock Option Plans will not have the right to transfer the option, except by will or the laws of descent and distribution. Only the holder of an option may exercise the option during his lifetime.

     OTHER PROVISIONS. Nothing in the Stock Option Plans will confer upon any participant any right with regard to the employment of a participant, the continuation of the tenure of a director, or interfere in any way with the right of the Company's stockholders or the Board of Directors, at any time, to terminate the employment of a participant, the tenure of a director, or to fail to elect a director to the Board of Directors.

OPTIONS GRANTED

     The following table sets forth information concerning options granted under the Stock Option Plans to the Company's President and Chief Executive Officer, all executive officers as a group, all directors (who are not executive officers) as a group, each other person who received more than 5% of the amount of options granted under each Stock Option Plan, and all employees, including all officers who are not executive officers, as a group. The options reflected in this table are not subject to approval of the amendments to the Stock Option Plans at the Meeting.

                                                                           AVERAGE
                     NAME AND POSITION                        AMOUNT    EXERCISE PRICE
                     -----------------                        -------   --------------
Chief Executive Officer:
  Peter G. Livingston.......................................  228,669       $1.58
Executive Group.............................................  370,137       $1.83
Non-Executive Directors Group...............................  150,000       $2.31
Each other person who received more than 5% of the amount of
  options granted under either Stock Option Plans:..........       --          --
Non-Executive Officer Employee Group........................   83,187       $3.20

---------------

(1) All outstanding options expire in 2008, subject to earlier termination under the terms of the Stock Option Plans.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     If the Company subdivides or combines its Common Stock, whether by reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the number of shares of Common Stock authorized under the Stock Option Plans, the number of shares of Common Stock then subject or relating to unexercised options granted under the Stock Option Plans, and the exercise price per share will adjust proportionately. In the event of any capital reorganization or reclassification of the Company's Common Stock other than as described above, the Compensation Committee may make an appropriate adjustment in the number and class of shares of capital stock authorized under the Stock Option Plans and the number of shares of Common Stock then subject or relating to unexercised options granted under the Stock Option Plans.

AMENDMENT OR TERMINATION

     The Board of Directors or the Compensation Committee, at any time and from time to time, may suspend, discontinue, modify or amend the Stock Option Plans in any respect. However, neither the Board of Directors nor the Compensation Committee may suspend, discontinue, modify or amend the Stock Option Plans to affect adversely the rights of a participant with regard to any grants previously made, without the participant's approval, and neither the Board of Directors nor the Compensation Committee may amend the provisions relating to eligibility, number or exercise price of the options, duration of the options, or conditions relating to the exercise of the options more than once every six months, other than to comply with changes in Federal tax laws. No amendment or modification which: (i) materially increases the benefits accruing to the participant; (ii) increases the number of shares of Common Stock authorized by the Stock Option Plans (except as set forth under "Adjustments Upon Changes in Capitalization" above); or (iii) modifies the requirements as to eligibility for participation under the Stock Option Plans, will become effective without stockholder approval. The Stock Option Plans will continue in effect for ten years after the original date of their adoption.

FEDERAL TAX ASPECTS

     Incentive Stock Options. An Incentive Stock Option results in no taxable income to the participant or deduction to the Company at the time it is granted or exercised, provided that the participant is continuously employed by the Company or a subsidiary or parent of the Company during the period beginning on the date the option was granted and ending on a date three months before the date of exercise of the option (in the case of an employee who is permanently disabled, the three-month period is extended to one year), and provided further that no disposition is made by the participant of the shares subject to an option (the "Option Shares") within the two-year period commencing on the day after the date of granting of the option to the participant nor within the one-year period commencing on the day after the transfer of the Option Shares to the participant (such periods taken together are hereinafter referred to as the "ISO Holding Period"). Except as described below under the caption "Election to Exercise Incentive Stock Option or Nonqualified Stock Option with Shares of the Company's Common Stock," these tax consequences should also apply to exercise of an Incentive Stock Option with shares of the Company's Common Stock.

     Upon disposition of the Option Shares after the expiration of the ISO Holding Period, the participant's basis for determining taxable gain or loss will be the option exercise price. Any amount realized in excess of such basis will be taxed to the participant as mid-term or long-term capital gain and any loss sustained will be a long-term capital loss. See the discussion below under the caption "Capital Gains." Neither the Company nor any subsidiary of the Company will be entitled to any deduction on account of a disposition of the Option Shares after the ISO Holding Period.

     Except in the event of the death of a participant or transfers by an insolvent participant in connection with certain bankruptcy proceedings, and except as discussed under the caption "Possible Impact of Section 16(b)," if the Option Shares are disposed of before the expiration of the ISO Holding Period (a "Disqualifying Disposition"), under the general rule the participant will be considered to have realized taxable compensation in the year of the Disqualifying Disposition equal to the excess of the fair market value of the Option Shares on the date of exercise of the Incentive Stock Option over the Option exercise price. Any additional gain recognized on a Disqualifying Disposition will normally constitute capital gain. If the amount realized upon such a Disqualifying Disposition is less than the fair market value of the Option Shares on the date of exercise (and if the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized to the participant), the amount of compensation income will be limited to the excess (if any) of the amount realized over the participant's adjusted basis in the Option Shares (and no capital gain or loss will result). If the Option Shares are disposed of before the expiration of the ISO Holding Period, subject to the applicable provisions of the Code, a deduction for Federal income tax purposes will be allowable to the Company or a subsidiary in the year of the Disqualifying Disposition in an amount equal to the compensation recognized by the participant.

     Nonqualified Options. Under current Income Tax Regulations, the fair market value of a Nonqualified Option at the time it is granted is ordinarily not considered to be "readily ascertainable" and, consequently, the grant of a Nonqualified Option will ordinarily not result in taxable income to the participant nor a deduction to the Company or a subsidiary at the time it is granted. The participant will recognize taxable compensation at the time the participant exercises a Nonqualified Option in the amount of the excess of the then fair market value of the Option Shares acquired over the Option exercise price.

     Subject to the applicable provisions of the Code and assuming Internal Revenue Service reporting requirements are satisfied, a deduction for Federal income tax purposes will be allowable to the Company or a subsidiary in the same year as, and in an amount equal to, the taxable compensation recognized by the participant.

     If the participant disposes of the Option Shares acquired by exercise of a Nonqualified Option, the participant's basis for determining taxable gain or loss will be the sum of the Option exercise price considered paid for the Option Shares plus any related compensation income recognized by the participant, and such gain or loss normally will be long-term or short-term capital gain or loss depending on how long the participant has held the shares.

     Capital Gains. Under current Federal income tax law, net capital gain (defined as total long-term capital gains reduced by long-term capital losses and by the excess of short-term capital losses over short-term capital gains) will be taxed as follows:

          (i) if the asset was held 12 months or less, the capital gain is treated as short-term capital gain and taxed as ordinary income;

          (ii) if the asset was held more than 18 months, the capital gain is treated as long-term capital gain and taxed at the new maximum rate of 20%;

          (iii) if the asset was held more than 12 months but not more than 18 months, the gain is taxed at the former maximum long-term capital gain rate of 28%.

     Net capital losses may be deducted against ordinary income only to a limited extent.

     Election to Exercise Incentive Stock Option or Nonqualified Stock Option with Shares of the Company's Common Stock. A participant may, upon exercise of an Incentive Stock Option or Nonqualified Option, pay the required purchase price in cash (or by check) or by exchanging shares of the Company's Common Stock previously acquired by the participant having an aggregate fair market value on the date of delivery equal to the portion of the required purchase price which is not paid in cash.

     Under a revenue ruling issued by the Internal Revenue Service in 1980, if a participant exchanges shares of the employer's common stock that were obtained pursuant to the exercise of an incentive stock option in order to pay the purchase price for exercise of a non-qualified option, the outstanding shares exchanged upon such exercise are not considered to be disposed of for purposes of the statutory holding period requirement applicable to qualified stock options and no gain or loss will be recognized to the participant with respect to such exchange. Under this ruling, the participant's basis in the outstanding shares will also be the participant's basis for the number of new shares received upon the exercise that is equal to such number of outstanding shares surrendered, and the participant's basis in the additional number of shares that the participant receives will be an amount equal to any taxable compensation recognized with respect to the receipt of such additional number of new shares upon exercise of the option, increased by the amount of any cash paid for the new shares. With respect to such additional number of new shares, the participant will recognize compensation income equal to the fair market value of such shares determined as of the exercise date. Except as discussed below, the 1980 ruling should also be applicable to the exercise of an Incentive Stock Option or a Nonqualified Stock Option under the Stock Option Plans using previously acquired shares of the Company's common stock (whether or not the outstanding shares were originally acquired pursuant to the exercise of an Option).

     An exercise of an Incentive Stock Option by payment of shares that were obtained pursuant to certain statutory stock options (including an Incentive Stock Option) would be treated as a taxable disposition of the outstanding shares if the transaction is a Disqualifying Disposition (i.e., the holding period requirement applicable to the outstanding shares has not been satisfied). This treatment could produce both taxable compensation in respect of the Disqualifying Disposition of the outstanding shares (as described above) and capital gain with respect to any further appreciation in the value of shares between the date of exercise of the earlier statutory stock option and the date of exercise of the subject Incentive Stock Option. If the ISO Holding Period or other applicable holding period for the outstanding shares has been satisfied at the time such outstanding shares are used to exercise an Incentive Stock Option, then no income, gain or loss should be recognized with respect to such disposition of the outstanding shares. Treasury Regulations that were proposed in 1984 take a position that is generally the same as the 1980 revenue ruling described above with respect to the participant's basis in new shares acquired as a result of an exercise of an incentive stock option where payment of the purchase price is made by the surrender of previously owned shares, except that any subsequent Disqualifying Disposition of any of the shares will be treated as a disposition of shares having the lowest basis (without regard to whether the shares so disposed of are otherwise identifiable as the new shares or the outstanding shares).

     Possible Impact of Section 16(b). In the case of a participant who is subject to Section 16(b) of the Exchange Act and who has a Disqualifying Disposition of an Incentive Stock Option or who exercises any Nonqualified Option, the discussion above assumes that (i) the option exercise does not occur within six months of the date of grant; and (ii) the fair market value of the shares received upon exercise exceeds the exercise price of the Option. If either of these conditions will not necessarily be satisfied, special rules may apply in connection with the amendments adopted by the Commission to its "insider trading" rules under Section 16 of the Exchange Act and such participant should consult the participant's tax advisor.

     Employment Taxes. Where an employee is deemed to have compensation income resulting from the exercise of a Nonqualified Option, income taxes (and Social Security or other employment taxes) will be withheld, where applicable, as though cash compensation had been paid. For this purpose, an employee may be required to advance such employment taxes where payroll withholding is not possible. The participant may also satisfy, in whole or in part, any withholding tax obligations by electing to have the Company withhold, from the exercise, shares of Common Stock having a fair market value equal to the amount of the withholding tax.

     The Internal Revenue Service has issued a notice indicating that withholding is not required with respect to a Disqualifying Disposition of shares that were received by the exercise of an Incentive Stock Option.

ANTI-TAKEOVER EFFECT

     The provisions of the Stock Option Plans which make the participants' options immediately exercisable upon a change in control of the Company may have an anti-takeover effect and may constitute a factor in delaying, deferring or preventing a tender offer or takeover attempt that a stockholder otherwise might consider in the stockholder's best interest, including attempts that might result in a premium over the market price for the shares of Common Stock held by the stockholder. Management of the Company believes, however, that the benefits of the Stock Option Plans as described under "Purpose of the Amendment" above, more than outweigh the anti-takeover effect, if any, of the Stock Option Plans.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present and voting at the Meeting in person or by proxy, is required to approve the amendments to the Stock Option Plans.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE STOCK OPTION PLANS, AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE PROPOSAL.

                                 PROPOSAL THREE

                              APPROVAL OF EMPLOYEE
                              STOCK PURCHASE PLAN

INTRODUCTION

     The Board of Directors has adopted and recommends that the stockholders approve the Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to assist the Company in attracting and retaining employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by employees. The Employee Stock Purchase Plan will accomplish these goals by allowing eligible employees of the Company and its subsidiaries an ongoing opportunity to purchase the Company's Common Stock through payroll deduction at a discounted price. The maximum number of shares of the Company's Common Stock available for purchase under the Employee Stock Purchase Plan is 50,000, subject to adjustments for stock splits, stock dividends and the like.

     The following summary description of the Employee Stock Purchase Plan is qualified in its entirety by the full text of the Employee Stock Purchase Plan, which is appended to this Proxy Statement.

THE EMPLOYEE STOCK PURCHASE PLAN

     Eligibility. Employees of the Company and its subsidiaries whose customary employment is at least 20 hours per week or at least five months per year are eligible to participate in the Employee Stock Purchase Plan after they have completed 12 consecutive months of employment. There are approximately 30 employees eligible for participation in the Employee Stock Purchase Plan. Participation in the Employee Stock Purchase Plan automatically terminates upon an employee's ceasing to be an employee of the Company or one of its subsidiaries.

     Participant Contributions. An eligible employee participates in the Employee Stock Purchase Plan by electing to make after-tax payroll contributions in an amount equal to not less than 1% and not more than 10% of his or her base compensation. A participant's payroll contributions to the Employee Stock Purchase Plan are allocated to a bookkeeping account ("Account") and used to purchase Common Stock on a quarterly basis.

     Because the number of shares of Common Stock purchased by an eligible employee is dependent upon the amount such employee contributes to the Employee Stock Purchase Plan, it is not possible at this time to determine the number of shares of Common Stock that will be acquired under the Employee Stock Purchase Plan by any one employee or group of employees.

     Purchase of Common Stock. The Employee Stock Purchase Plan permits participants to purchase Common Stock at a 15% discount from the applicable closing price of the Common Stock (as described below). The Employee Stock Purchase Plan operates on a quarterly basis ("Offering Periods"). Contributions allocated to a participant's Account during an Offering Period are used to buy shares of Common Stock on the last day of such Offering Period. The purchase price of a share of Common Stock under the Employee Stock Purchase Plan will be the lesser of:

          Eighty-five percent (85%) of the closing price of the Common Stock on the Nasdaq National Market on the last day of the Offering Period; or

          Eighty-five percent (85%) of the closing price of the Common Stock on the Nasdaq National Market on the first day of the Offering Period.

     Each participant is deemed to legally own all shares of Common Stock allocated to his or her Account and is entitled to exercise all of the rights associated with ownership of the shares, including voting, and tendering and receiving dividends on, such Common Stock.

     The Company may acquire Common Stock for use under the Employee Stock Purchase Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions. The Company will pay all expenses incident to the operation of the Employee Stock Purchase Plan, including the costs of recordkeeping, accounting and legal fees and the cost of delivery of stock certificates to participants.

     Administration. An individual or committee, designated by the Board of Directors (the "Administrator"), has exclusive authority to administer the Employee Stock Purchase Plan. The Administrator will interpret the provisions of the Employee Stock Purchase Plan and make all determinations necessary for the administration of the Employee Stock Purchase Plan.

     Amendment and Termination. The Board of Directors has authority to amend the Employee Stock Purchase Plan at any time. However, the approval of the Company's stockholders is required to: (i) increase the maximum number of shares available for purchase under the Employee Stock Purchase Plan; (ii) modify the Employee Stock Purchase Plan's eligibility requirements; or (iii) cause the Employee Stock Purchase Plan to fail the requirements of Section 423 of the Code.

     The Board of Directors also has authority to terminate the Employee Stock Purchase Plan at any time. In any event, if not earlier terminated by the Board of Directors, the Employee Stock Purchase Plan will automatically terminate when the participants have purchased all of the shares of Common Stock available under the Employee Stock Purchase Plan.

     Federal Tax Treatment. The Employee Stock Purchase Plan is an "employee stock purchase plan" under Section 423 of the Code. Therefore, a participant who purchases shares of Common Stock under the Employee Stock Purchase Plan will not be subject to Federal income tax on the difference between the fair market value of the shares and the price actually paid for such shares at the time of purchase. The Company is not entitled to a deduction for the difference between the fair market value of the shares and the price paid for such shares.

     If a participant disposes of Common Stock purchased under the Employee Stock Purchase Plan after owning the shares for at least two years, the participant will be treated as having ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date it was purchased over the actual purchase price; or (ii) the excess of the fair market value of the Common Stock at the time of disposition over the actual purchase price. The amount of the compensation income is then added to the participant's basis in the Common Stock. The difference between the amount realized on the sale of the Common Stock and the participant's adjusted basis will be treated as a capital gain or loss.

     If a participant disposes of Common Stock purchased under the Employee Stock Purchase Plan before owning it for at least two years, the participant will be treated as having ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date it was purchased over the actual purchase price. Any additional appreciation in the Common Stock is treated as a capital gain. In addition, if a participant disposes of Common Stock before owning it for at least two years, the Company is entitled to a tax deduction equal to the amount of income treated as compensation by the participant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE ZYMETX, INC. EMPLOYEE STOCK PURCHASE PLAN, AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE PROPOSAL.

                                 PROPOSAL FOUR

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Ernst & Young LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent certified public accountants. Ernst & Young LLP served as the Company's independent certified public accountants for the fiscal year ended June 30, 1998 and has reported on the Company's consolidated financial statements for such year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     While stockholder ratification is not required for the selection of Ernst & Young LLP since the Board of Directors has the responsibility for selecting the Company's independent certified public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders' opinions, which the Board of Directors will take into consideration in future deliberations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999, AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE PROPOSAL.

                          ANNUAL REPORT ON FORM 10-KSB

     UPON WRITTEN REQUEST OF ANY BENEFICIAL STOCKHOLDER OR STOCKHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, FOR THE FISCAL YEAR ENDED JUNE 30, 1998 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM G. CARL GIBSON, SECRETARY, 800 RESEARCH PARKWAY, SUITE 100, OKLAHOMA CITY, OKLAHOMA 73104.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                            By Order of the Board of Directors

                                            /s/ G. Carl Gibson

                                            G. Carl Gibson
                                            Secretary

Dated: October 13, 1998

                                                                      APPENDIX A

                                  ZYMETX, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     The ZymeTx, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide the eligible employees of ZymeTx, Inc. (the "Company") and its qualifying subsidiaries a convenient means of purchasing shares of the Company's common stock, par value $.01 per share (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE I

                                  DEFINITIONS

     1.1. "Account" means the bookkeeping account established on behalf of each participant by the Administrator to record payroll deduction contributions made by such Participant and shares of Stock purchased on his behalf.

     1.2. "Administrator" means the individual or committee appointed pursuant to Article VIII to administer the Plan.

     1.3. "Board" means the Board of Directors of the Company.

     1.4. "Business Day" means each day on which the Exchange (as defined in Section 4.2) is open for business.

     1.5. "Compensation" means all regular salary, wages or earnings but excluding overtime, commissions, bonuses, amounts realized from the exercise of a qualified or non-qualified stock option and other special incentive payments, fees or allowances.

     1.6. "Effective Date" means July 1, 1998, subject to the provisions of
Section 9.8 of the Plan.

     1.7. "Employee" means any person who is employed by the Company except an employee whose customary employment is:

          (a) less than 20 hours per week; or

          (b) less than 5 months a year.

For the purpose of determining whether an individual is an Employee, the definition of Company shall also include the Company's subsidiaries, if any, as defined under Code section 424(f).

     1.8. "Entry Date" means January 1, April 1, July 1, and October 1 of each Plan Year.

     1.9. "Offering Commencement Date" means the first Business Day of each Offering Period.

     1.10. "Offering Period" means each three month period.

     1.11. "Offering Termination Date" means the last Business Day of each Offering Period.

     1.12. "Participant" means an Employee who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

     1.13. "Plan Year" means the 12-month period ending December 31.

     1.14. "Shares" means shares of Stock that have been allocated to a Participant's Account.

     1.15. "Three Months of Service" means a consecutive 3-month period during which an individual was an Employee.

                                   ARTICLE II

                                  ELIGIBILITY

     2.1. Eligibility. Except as provided in Section 3.6, an Employee who has completed Three Months of Service prior to the Effective Date and who continues to be employed by the Company shall be eligible to participate in the Plan as of the Effective Date. All other Employees, except as provided in Section 3.6, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of Three Months of Service.

     2.2. Eligibility Restrictions. A Participant who elects to terminate participation in the Plan in accordance with Section 3.5 shall be prohibited from participating in the Plan until the Entry Date next following the date of such termination.

                                  ARTICLE III

                                 PARTICIPATION

     3.1. Commencement of Participation. An eligible Employee may become a Participant in the Plan on any Entry Date by completing an enrollment and payroll deduction form and delivering it to the Company in accordance with procedures established by the Administrator.

     3.2. Payroll Deduction. At the time a Participant files his enrollment and payroll deduction form, he shall elect to have after-tax deductions made from his Compensation by a whole percentage that is not less than 1% nor more than 10% of his Compensation.

     3.3. Participants' Accounts. All payroll deductions made from a Participant's Compensation shall be credited to his Account and used to purchase shares of Stock in accordance with Article V. Contributions credited to a Participant's Account shall not accrue interest or earnings during the period prior to being used to purchase shares of Stock in accordance with Article V.

     3.4. Changes in Payroll Deductions. The percentage designated by a Participant as his rate of contribution under Section 3.2 shall automatically apply to increases and decreases in his Compensation. Except as provided in
Section 3.5, a Participant may elect to change the rate of his contributions to any other permissible rate effective as of the first day of the first payroll period of any Offering Period provided the Participant files written notice with the Administrator of an election to change his contribution rate at least ten
(10) Business Days before the effective date of the election.

     3.5. Suspension and Resumption of Payroll Deductions. A Participant may terminate contributions under the Plan as of the first day of any payroll period by filing written notice thereof with the Administrator at least ten (10) Business Days before the effective date of the termination. A Participant who has terminated his participation in the Plan in accordance with the preceding provisions, shall be prohibited from resuming contributions under the Plan until the following Entry Date. A Participant whose contributions have been terminated in accordance with the preceding provisions, may resume contributions under the Plan in accordance with Section 2.2.

     3.6. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan under the following conditions:

          (a) No Employee shall be granted an option if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) No Employee shall be granted an option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in Section 423 of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 3.6(b):

             (i) the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

             (ii) the right to purchase Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such Stock (determined at the time such option is granted) for any one calendar year; and

             (iii) a right to purchase Stock which has accrued under one option granted pursuant to a plan may not be carried over to any other option.

                                   ARTICLE IV

                                   OFFERINGS

     4.1. Quarterly Offerings. The Plan shall be implemented through quarterly offerings of the Company's Stock. Each Offering Period shall begin on the Offering Commencement Date and shall end on the Offering Termination Date; provided, however, if the first Offering Period commences prior to stockholder approval of the Plan, the Offering Termination Date for such initial Offering Period shall not occur until the end of the quarter in which stockholder approval of the Plan is secured.

     4.2. Purchase Price. The "Purchase Price" per share of Stock with respect to each Offering Period shall be the lesser of:

          (a) Eighty-five percent (85%) of the official closing price of the Stock on the Offering Termination Date on the Nasdaq National Market (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the "Exchange") or if no sale of Stock occurred on such date, the official closing price on the preceding Business Day; or

          (b) Eighty-five percent (85%) of the official closing price of the Stock on the Offering Commencement Date on the Exchange (or if no sale of Stock occurred on such date, the closing price on the preceding business day).

     4.3. Maximum Offering. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 50,000 shares. At the beginning of each Offering Period, the Board shall specify a maximum number of shares which may be purchased by any Employee as well as a maximum aggregate number of shares which may be purchased by all eligible Employees pursuant to such quarterly offering. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares, the Administrator shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

                                   ARTICLE V

                               PURCHASE OF STOCK

     5.1. Automatic Exercise. On each Offering Termination Date, each Participant shall automatically and without any act on his part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his Account during the Offering Period ending on such Offering Termination Date.

     5.2. Fractional Shares. Fractional shares of Stock may not be purchased under the Plan.

     5.3. Acquisition of Stock. The Company may acquire Stock for use under the Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions.

     5.4. Accounting for Purchased Stock. All shares of Stock purchased pursuant to Section 5.1 shall be allocated as Shares to the appropriate Participant's Account as of the Offering Termination Date on which such shares are purchased.

                                   ARTICLE VI

                                   ACCOUNTING

     6.1. General. The Administrator shall establish procedures to account for payroll deductions made by a Participant, the number of Shares of Stock purchased on a Participant's behalf and the number of Shares allocated to a Participant's Account.

     6.2. Registration of Stock. Shares of Stock allocated to a Participant's Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

     6.3. Accounting for Distributions. Shares of Stock distributed or sold from a Participant's Account shall be debited from his Account on a first-in, first-out basis.

     6.4. Account Statements. Each Participant shall receive at least semi-annual statements of all payroll deductions and shares of Stock allocated to his Account together with all other transactions affecting his Account.

                                  ARTICLE VII

                         WITHDRAWALS AND DISTRIBUTIONS

     7.1. Withdrawal of Shares. A Participant may elect to withdraw any number of Shares allocated to his Account by providing notification to the Company in accordance with procedures established by the Administrator. As soon as administratively practicable following notification of a Participant's election to withdraw Shares, the Administrator shall cause a certificate representing the number of Shares to be withdrawn to be delivered to the Participant.

     7.2. Distribution Upon Termination. As soon as administratively practicable after a Participant's termination of employment with the Company or a participating subsidiary for any reason, a certificate representing all of such Participant's Shares shall be distributed to him (or his executor, in the event of his death).

     7.3. Distribution of Payroll Deductions. In the event a Participant terminates his employment with the Company or a participating subsidiary or his participation in the Plan is terminated pursuant to Section 3.5, any payroll deductions allocated to his Account and not yet applied to purchase Stock in accordance with Section 5.1 shall be distributed to him in a cash lump sum as soon as administratively practicable thereafter.

                                  ARTICLE VIII

                                 ADMINISTRATION

     8.1. Appointment of Administrator. The Board shall appoint an individual or committee comprised of so many members as the Board shall determine to administer the Plan. The Board may from time to time, if the Plan is administered by a committee, appoint members to the committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the committee.

     8.2. Authority of Administrator. The Administrator shall have the exclusive power and authority to administer the Plan, including, without limitation, the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Administrator in good faith shall be final, conclusive and binding on the Company, the Participants and all other parties and shall not subject the Administrator to any liability.

     8.3. Administrator Procedures. The Administrator shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. In the event that the Administrator is a committee, a majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any decision or determination reduced to writing and signed by the Administrator shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Administrator may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     8.4. Expenses. The Company will pay all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

     9.2. Status as Owner. Each Participant shall be deemed to legally own all shares of Stock allocated to his Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

     9.3. Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

     9.4. Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of
Section 423 of the Code.

     The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Offering Termination Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

     9.5. No Employment Rights. The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's terms of employment at any time.

     9.6. Withholding. To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes. The Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant's Account, (ii) deducting cash from a Participant's Account, or (iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company to take any of the actions described in the preceding sentence.

     9.7. Use of Funds. All payroll deductions held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

     9.8. Shareholder Approval. Notwithstanding the provision of Section 1.6 of the Plan, the Plan shall not take effect until approved by the shareholders of the Company.

     9.9. Choice of Law. Except to the extent superseded by Federal law, the laws of the State of Delaware will govern all matters relating to the Plan.

     To record the adoption of the Plan, ZymeTx, Inc. has caused its authorized officers to affix its Corporate name and seal this 18th day of August, 1998.

                                            ZYMETX, INC.

(SEAL)                                      By:   /s/ PETER G. LIVINGSTON
                                              ----------------------------------
                                                     Peter G. Livingston
                                                President and Chief Executive
                                                            Officer

ATTEST:

       /s/ G. CARL GIBSON
------------------------------------
           G. Carl Gibson
             Secretary

                                  ZYMETX, INC.
                         800 RESEARCH PARKWAY, SUITE 100
                          OKLAHOMA CITY, OKLAHOMA 73104

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZYMETX, INC. (THE "COMPANY"). THE UNDERSIGNED HEREBY APPOINTS PETER G. LIVINGSTON AND G. CARL GIBSON AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY APPOINTS AND AUTHORIZES THEM TO REPRESENT AND VOTE AS DESIGNATED BELOW, ALL OF THE SHARES OF COMMON STOCK OF THE COMPANY HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER 1, 1998, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 1998, OR ANY ADJOURNMENT THEREOF.


1.   ELECTION OF CLASS I DIRECTORS

                FOR all nominees listed below                                  WITHHOLD AUTHORITY
         -------                                                       -------
         (except as marked to the contrary below)                      to vote for all nominees listed below

                           Christopher M. Salyer                       Gilbert M. Schiff, M.D.
                                                 ----------                                    ---------

(INSTRUCTION): TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).


--------------------------------------------------------------------------------

2. PROPOSAL to approve an increase in shares of common stock, $.001 par value, subject to the ZymeTx, Inc. Stock Option Plan and the ZymeTx, Inc. Directors Stock Option Plan from 618,750 shares to 1,000,000 shares under both Stock Option Plans collectively.

                  FOR          AGAINST         ABSTAIN

                  [ ]            [ ]             [ ]


3.   PROPOSAL to adopt the ZymeTx, Inc. Employee Stock Purchase Plan.

                  FOR          AGAINST         ABSTAIN

                  [ ]            [ ]             [ ]


4. PROPOSAL to ratify the selection of Ernst & Young LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending June 30, 1999.

                  FOR          AGAINST         ABSTAIN

                  [ ]            [ ]             [ ]


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, dated and delivered, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

Dated:                  , 1998
       -----------------                    Please sign exactly as name appears
                                            below. When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney or as executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.



                                            Dated:                        , 1998
                                                  ------------------------


                                            x
                                             -----------------------------------
                                                        (Signature)

                                            x
                                             -----------------------------------
                                                (Signature, if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.